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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Ascent Pediatrics, Inc. on Form S-8 (File Numbers 333-31553, 333-31551 and 333-31135), of our report dated March 23, 1998, on our audits of the financial statements of Ascent Pediatrics, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-K.



                                                COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
March 30, 1998